Exhibit 23(a)


                                                               Cole & Reed, P.C.
                                                    Certified Public Accountants

                                                      531 Couch Drive, Suite 200
                                                   Oklahoma City, OK  73102-2251
                                                                  (405) 239-7961
                                                              FAX (405) 235-0042


CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement (No. 33-87110, 33-98482, 333-06757 and 333-85936, on Form S-8 of The Beard Company of
our report dated April 8, 2002, relating to the balance sheets of The Beard Company and subsidiaries as of December 31, 2001 and 2000, and the related statements of operations, shareholders' equity (deficiency) and cash flows for the years ended December 31, 2001 and 2000, which report appears in the December 31, 2001, annual report on Form 10-K of The Beard Company.

                                        COLE & REED P.C.


Oklahoma City, Oklahoma
April 8, 2002